Exhibit 10.10

[BARCLAYS LOGO]	5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Tel: +44 (0)20 7623 23 23

To:	NATIONAL CINEMEDIA LLC (the Counterparty”)

Attn:	David Oddo

Fax No:	0013037928829

From:	BARCLAYS BANK PLC (LONDON HEAD OFFICE) (“Barclays”)

Date:	May 31, 2012

Reference:	nyk0d28e0f2 / 3700890B / 2011824

PARTIAL CANCELLATION

Barclays and the Counterparty agree to the partial cancellation of the Interest Rate Swap Transaction detailed below.

Counterparty paid Barclays the sum of USD 10,504,000.00 on April 27, 2012

This Confirmation supplements, and forms a part of, that certain ISDA Master Agreement dated as of February 4, 2010, between Counterparty and Barclays and related Schedule and Confirmation.

Barclays Account Details:	Correspondent:BARCLAYS BANK PLCC-NEW YORK

BIC:BARCUS33XXX

Account:050019228

Beneficiary:BARCLAYS BANK PLC

Original Notional Amount:	USD 137,500,000.00

New Notional Amount:	USD 56,250,000.00

New Notional Amount Effective Date:	March 13, 2012

Trade Date:	February 4, 2010

Effective Date:	December 14, 2009

Termination Date:	February 13, 2015; subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Payer:	Counterparty

Floating Rate Payer:	Barclays

Fixed Rate:	4.984% per annum

Barclays offers premier investment banking products and services to its clients through Barclays Bank PLC. Barclays Bank PLC is authorised and regulated by the UK Financial Services Authority and a member of the London Stock Exchange. Barclays Bank PLC is registered in England No. 1026167. Registered Office: 1 Churchill Place, London E14 5HP.

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Additional Provision:	Notwithstanding the effective date of April 27, 2012 for the cancellation provided for hereby, the parties hereto agree that the Notional Amount of the Transaction canceled hereby is, for calculation purposes, deemed to be canceled on the New Notional Amount Effective Date.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Swap Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Global OTC Transaction Documentation & Management, Global Operations, Fax +(1) 212 412 1211, Tel +(1) 212 412 1918, Email: GTDMUSIncomingDocume@barclays.com and (ii) mailing the signed copy to Barclays, 3rd Floor, 200 Park Avenue, New York, NY 10166, USA. Attention of Incoming Transaction Documentation, Barclays Global OTC Transaction Documentation & Management, Global Operations.

For and on behalf of	For and on behalf of

BARCLAYS BANK PLC	NATIONAL CINEMEDIA, LLC

By: National CineMedia, Inc. its Manager

/s/ Robert Chibowski	/s/ Gary W. Ferrera
NAME: Robert Chibowski Authorised Signatory Date: 31 May 2012	NAME: Gary W. Ferrera Authorised Signatory Date: May 31, 2012

May 31, 2012

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